        Portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The redacted portions are identified by brackets with the character "*" indicating deleted information.

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.52

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.
                      FAMILY CHANNEL AFFILIATION AGREEMENT

     THIS AGREEMENT, dated as of December 28, 1989 is by and between The Family Channel, a division of International Family Entertainment, Inc., a Delaware corporation, ("FAM"), and SATELLITE SERVICES, INC., a Delaware corporation ("Affiliate"), 4643 South Ulster Street, Suite 600, Denver, Colorado 80237.

     FOR AND IN CONSIDERATION of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

1.   SUPERSESSION
     ------------

     This Agreement supersedes the CBN CABLE NETWORK, Affiliation Agreement dated as of January 1, 1987, which Agreement is terminated this date.

2.   DEFINITIONS.
     ------------

     As used in this Agreement, the following terms shall have the respective meanings indicated below:

     (a)  Systems: Cable television systems listed on the attached Schedule I,
          -------
as Affiliate may add to or delete from pursuant to the terms of this Agreement, [*]. Each of the Systems presently listed on Schedule I satisfies and any System added thereto, will satisfy the control or interest criteria contained in Exhibit A.

     (b)  Affiliate's Subscribers: Any person or entity to whom, at the time in
          -----------------------
question, any System provides television service; provided that with respect to
                                                  --------
any multiple dwelling unit building or clustered living facility which has a monthly bulk billing rate, the number of Subscribers each month shall be calculated by dividing such monthly bulk billing rate by the rate for Basic Service (as hereinafter defined) in the applicable System; [*]

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

     (c)  Basic Service: The television service package which is received by all
          -------------
of Affiliate's Subscribers to the Systems in question and may be purchased by any such Subscriber without additional obligation to purchase any other service package.

     (d)  Expanded Basic Service: A television service package, excluding any
          ----------------------
subscription or other premium pay service, for which a charge is imposed in addition to or in excess of the charge for Basic Service, and which is received by the second greatest number of Affiliate's Subscribers.

     (e)  FAM Service: Positive value family programming typically including but
          -----------
not limited to westerns, game shows, movies, inspirational programs and specials, comedies, newscasts and news specials, sports series and specials, original programming, documentaries and talk shows, as exemplified by the program schedule for the month of December, 1989, attached hereto as Exhibit B.

     (f)  Territory: Any area served by the Affiliate's Cable Television
          ---------
Systems, and as to Non-Cable Distribution Systems, any non-franchised areas within the counties served by the Systems or any non-franchised areas in counties adjacent thereto.

     (g)  Marks: The service marks, trademarks, trade names and logos to the
          -----
extent they are expressly being licensed herein for use in connection with the distribution, promotion, marketing and sales of the FAM Service, or any other service mark, trademark, trade name or log used by FAM from time to time in connection with the FAM Service and furnished by FAM to Affiliate in facsimile form.

3.   GRANT OF RIGHTS.
     ---------------

     (a) FAM hereby grants to Affiliate, and Affiliate hereby accepts, the non-exclusive right to exhibit and distribute the FAM Service over the Systems for reception by each such System's customers, in its Territory as defined in Paragraph 1(f). [*]

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

Affiliate agrees to make available the FAM service on Systems, 24 hours per day, 7 days per week, during the term hereof, except for those Systems which did not carry the FAM Service full-time on the date hereof provided, Affiliate shall use reasonable efforts to change the FAM Service to a full-time basis on any such System which is not full-time on the date hereof. Each System carrying the FAM Service shall be listed in Schedule 1 attached hereto. Affiliate shall give thirty (30) days written notice to FAM of its addition of any such System. Subject to the thirty (30) days notice requirement, upon certification by an authorized officer of Affiliate that a System meets the criteria set forth in Exhibit A, said System shall be automatically included in this Agreement. The terms of any and all agreements between FAM and such System which meets the criteria set forth in Exhibit A shall become null and void and of no further effect, effective upon the date such System is added to this Agreement. Affiliate may at any time or from time to time delete Systems from this Agreement and may amend Schedule 1 from time to time to reflect the addition or deletion of Systems, provided it gives FAM a minimum of ninety (90) days prior written notice of such deletion and upon the request of FAM an opportunity to meet with representatives of Affiliate. Notwithstanding the foregoing, [*]

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

     (b) FAM hereby grants to Affiliate a non-exclusive license to use the marks solely in connection with the distribution, promotion, marketing and sale of the FAM Service.

4.   TERM.
     ----

     (a) The term of this Agreement shall be for approximately eleven (11) years and four (4) months commencing as of the date of Closing under the Subscription Agreement defined in Paragraph 17(i) hereof, and ending on May 1, 2001, but shall be automatically reviewed for successive one (1) year terms unless either party gives the other party written notice of cancellation, as follows. The notice shall be given no less than one year prior to the end of the initial term and no less than ninety (90) days prior to the end of any renewal term, [*]

     In event of expiration of the original or any renewal term, if no new

                                           [*] CONFIDENTIAL TREATMENT REQUESTED

agreement has been reached, either FAM or Affiliate may discontinue the delivery of the FAM Service to Affiliate upon three hundred sixty-five (365) days prior written notice.

5.   TRANSMISSION BY FAM AND DISTRIBUTION BY AFFILIATE OF THE FAM SERVICE.
     --------------------------------------------------------------------

     (a) FAM shall arrange and pay at its expense for transmission of the FAM Service to each System by means of a domestic primary cable communications satellite. Affiliate shall, at its own expense, obtain and install one or more earth stations and/or any other equipment necessary to receive and distribute the FAM Service throughout each System. Affiliate shall, at its own expense, obtain and install one or more earth stations and/or any other equipment necessary to receive and distribute the FAM Service throughout each System. Affiliate shall receive the FAM Service at each earth station (or such other receiving equipment which may be utilized by Affiliate) and, except as otherwise expressly provided herein, shall distribute the Programming transmitted by FAM to and throughout each such System exactly as transmitted by FAM, without delay, addition, deletion, alteration, editing or any amendment thereof.

     (b) The FAM Service shall be included in Basic Service on each of the Systems receiving the FAM Service, [*]


     (c) The FAM Service is presently delivered on Galaxy I, Transponder 11, and Satcom F1-R. FAM also contemplates delivering the FAM Service on GE Americom's C-3 and C-4 satellites, when available. Affiliate shall receive and distribute The FAM Service designated the e "East Coast Feed" in all systems in the Eastern, Central and Mountain Time Zones, and the "West Coast Feed" for systems in the Pacific Time Zone. Those Systems located in the Pacific Time Zone may carry the East Coast Feed of the FAM Service if they do not have or cannot install the equipment necessary to receive the West Coast Feed, provided FAM shall have the option to make available to such Affiliates the necessary equipment, in which event such Affiliate shall thereafter carry the West Coast Feed. Notwithstanding the foregoing, in the event cable operators representing eighty-five percent (85%) or more of the subscribers in any DMA located in the Mountain or Pacific Time Zones desire to carry a Feed other than as provided in the previous two sentences, they may carry such other Feed. FAM acknowledges that Affiliate is not responsible for monitoring compliance with respect to which Feed a System is carrying and FAM will notify Affiliate if any System is not complying with the foregoing three sentences and such non-compliance shall not be considered a breach of this Agreement. FAM reserves the right to change the satellite or transponder carrying the FAM signal upon notification to Affiliate, except in case of force majeure, at least ninety (90) days prior to such change; provided,
                                                                       --------
however, that such satellite or transponder must be commonly used in the cable
-------
television industry. In the event a System is not capable of receiving such satellite without incurring material additional cost, this Agreement shall no longer apply to such System (including the guarantee in Paragraph 3(a)). Such notice of change of satellite or transponder shall also contain a temporary suspension of the distribution provisions in this Agreement for such minimum reasonable time as is necessary for Affiliate to accomplish the reorientation of earth stations and Affiliate to accomplish the reorientation of earth stations and other equipment necessary to receive the FAM Service signal. Anything in this Agreement to the contrary notwithstanding, FAM shall not be liable to Affiliate, any Subscriber of Affiliate, or any third party, as a result of such temporary suspension.

     (d) FAM shall credit Affiliate for any temporary suspension or for any continuous interruption of service of twenty-four (24) hours or longer; such interruption being measured from the time Affiliate notifies FAM of the interruption or from the time a major outage is known to FAM. Credit is given to Affiliate on that portion of the service which is affected by the interruption in an amount equal to the proportionate part of the Service Fee in twenty-four (24) hour multiples for each twenty-four (24) hour outage or interruption. No credit will be allowed for any interruption caused by negligence of Affiliate or the Systems.

     (e) FAM and Affiliate shall each use their respective reasonable efforts to maintain for the FAM Service a high quality of signal transmission, reception and delivery.

     (f) Affiliate shall insure that each Cable Television System shall acquire, install and maintain equipment capable of descrambling the satellite signal of the FAM Service (which equipment shall be compatible with that acquired to descramble other basic cable services) for uninterrupted service.

     (g) Affiliate will use reasonable precautionary efforts to prevent unauthorized reception and use of the FAM Service, and will

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

use reasonable efforts to notify FAM as soon as possible of any unauthorized use or copying of the FAM Service of which it has knowledge, and further will cooperate fully with FAM in any legal proceeding commenced by FAM in connection therewith (but Affiliate shall not be required to incur any legal or other expense unless it so elects). The foregoing shall not be deemed to prohibit home taping by Affiliate's subscribers for their private use. Further, FAM acknowledges that Affiliate may undertake as part of its business the connection of Affiliate's Subscribers' videotape recorders, VCRs or other devices intended for the duplication of video programming for home viewing; and the provisions of this Agreement shall not restrict nor contemplate the restriction of Affiliate, nor shall Affiliate be restricted, in regard to said undertaking.

     (h) FAM agrees that signal distribution beyond traditional television video and audio (including stereo), including, but not limited to the use of the Vertical Blanking Interval ("VBI"), is not essential to, nor a part of, the transmission of the FAM Service, and thus, all rights in and to signal distribution beyond traditional television video and audio (including stereo), including but not limited to the use of VBI, are retained by and reserved to Affiliate, and nothing herein shall preclude Affiliate from exercising and exploiting such rights by means and in any locations, concurrently herewith freely and without restrictions, provided that Affiliate indemnify and hold FAM harmless from all costs, liability, damages and expenses related thereto.

6.   CONTENT OF THE SERVICE.
     ----------------------

     (a) Subject to the following Paragraphs, FAM shall have the sole right and privilege to determine the format of and the programming to be included in the FAM Service and any and all changes in such format and in the selection, scheduling, substitution and withdrawal of any programs therein or therefrom shall be at the sole discretion of FAM.

     (b) The FAM Service shall center on positive value family programming typically including but not limited to westerns, game shows, movies, inspirational programs and specials, comedies, newscasts and news specials, sports series and specials, original programming, documentaries and talk shows. FAM shall generally endeavor to include in the FAM Service programming similar in nature, quality and quantity to the programming outlined in the attached program schedule (Exhibit B). [*]

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

[*]

7.   SERVICE FEES.
     ------------

     (a) Affiliate shall quarterly pay to FAM at P.O. Box 1155, Norfolk, Virginia 23501 monthly service fees calculated and scheduled as follows:

          (i) For each Affiliate Subscriber to the FAM Service, Affiliate shall pay a Service Fee in an amount equal to [*]

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

     (b) Affiliate shall pay to FAM monthly Subscriber Fees (as set forth above) for each of Affiliate's Subscribers to the FAM Service within [*]. No adjustment shall be made for part-time carriage, even if such carriage is permitted by FAM.

     (c) If in any audit period Affiliate pays FAM an amount more than [*] less than the amount required under the provisions of this Agreement, Affiliate shall be liable to FAM for FAM's reasonable costs in determining and collecting the additional payment due, including, without limitation, reasonable counsel fees and including the costs of any inspection or audit pursuant to this Agreement.

     (d)  [*]

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

For purposes of calculating the number of Subscribers in the first month, the number of Subscribers, shall be prorated as follows:

     Subscribers x number of days Service is carried in month
                   ------------------------------------------
                         total number of days in month

     (e) If Affiliate fails to make any [*] when due. Affiliate shall also be liable for a late payment charge equal to [*] (or, if less, the maximum lawful rate of interest) per month thereon, such charge to be prorated for any delinquency period of less than one month.

     (f)  [*]

     (g)  [*]

8.   REPORTS AND RECORDS.
     -------------------

     (a)  [*]

     (b) Within 105 days following the end of each of Affiliate's fiscal years during any portion of which this Agreement is in effect, Affiliate shall deliver to FAM a letter addressed to FAM

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

signed by an executive officer of Affiliate certifying as to the completeness and accuracy of the statements delivered by Affiliate with respect to the number of Affiliate's Subscribers in such fiscal year, and such other information as FAM may reasonably request. Affiliate's obligation to supply such letters shall continue after the termination of this Agreement until FAM receives full payment of all amounts due and owing.

     (c) Affiliate shall keep accurate and complete records and accounts of billings, subscribers and all other matters which pertain to Affiliate's FAM Subscribers. Upon not less than five (5) business days prior notice to Affiliate, all such records and accounts shall be available for inspection, audit and photocopying by FAM or its representatives, during normal business hours at any time during the term of this Agreement and for one (1) year thereafter, but not more than twice during any 365 day period. Prior to such audit, FAM, or its agent, shall execute a non-disclosure agreement with respect to Affiliate's books and records in a form reasonably satisfactory to Affiliate and FAM. Neither FAM's acceptance of any information or payment nor FAM's inspection or audit of Affiliate's records or accounts will prevent FAM from later disputing the accuracy or completeness of any payment made or information supplied by Affiliate, provided, however, that FAM may not examine books and records except with respect to payments due in the then current or previous calendar year, nor dispute payment by Affiliate for any time prior to such period, except that FAM may dispute any issue raised during such period beyond the expiration of the audit period.

9.   COMMERCIAL AVAILABILITIES.
     -------------------------

     (a) FAM shall make available to Affiliate not less than [*] each day or an average of [*] in every hour for commercial availabilities for Affiliate's cablecast over Affiliate's Systems, to be used at Affiliate's option and control. The schedule of such commercial availabilities shall be supplied by FAM in a timely manner. Commercial availabilities shall be one or two minutes in length, and shall be substantially comparable to the Schedule attached as Exhibit D hereto.

     (b)  Affiliate shall comply with the following standards:

          Commercials shall be consistent with FAM's role in providing wholesome family-oriented programming and upholding traditional Judeo-Christian values. Specifically prohibited is advertising or programming that promotes or contains desirable connotations in reference to alcohol, tobacco products, narcotics, gambling, contraceptives, sexual promiscuity, the occult, astrology, horoscopes, feminine hygiene products of a personal nature and "X" rated movies. In the event of repeated violations of this provision by a System, Affiliate will take reasonable steps to prevent any continued violation by such System.

     (c) FAM reserves the right to occasionally alter Affiliate's schedule or to preempt Affiliate's commercial availabilities, without liability to Affiliate, for FAM programming, or to provide coverage of an event of public interest or importance, in which event FAM shall provide equally valuable good time to Affiliate as soon as practicable.

10.  PROMOTION AND RESEARCH.
     ----------------------

     (a) Affiliate shall use reasonable efforts, in accordance with this Agreement, to promote an awareness of the FAM Service among Affiliate's Subscribers and potential subscribers. FAM shall provide promotional and marketing advice and information and shall make available to Affiliate, from time to time, such sales and promotional materials (including, but not limited to, print and video materials) for purposes of marketing and promotion of the FAM Service, as FAM and Affiliate may mutually deem appropriate.

     (b) Affiliate has the non-exclusive right to package, price (to the subscriber) and market the FAM Service to any potential or actual Affiliate's SMATV Subscribers within the Territory, provided the FAM Service shall not be packaged with any service featuring "X" rated films, or any other material deemed offensive to FAM unless FAM is also offered without such packaging.

     (c) FAM may, from time to time, undertake marketing tests and surveys, rating polls and other research in connection with the FAM Service. Affiliate shall have the right to approve any tests, surveys or other research which apply specifically to the Systems, and shall cooperate with FAM in such approved research by providing FAM with information which FAM reasonably requests. FAM shall provide Affiliate with the results of such research to the extent it applies to the Cable Television Systems.

     (d) Affiliate agrees that unless notified to the contrary by FAM, in all trade references, advertising, promotion and for all other purposes, FAM shall be referred to exclusively as "The Family Channel."

     (e) Affiliate acknowledges that the names and Marks of and all rights and title in the programming and all Marks, materials, format s and concepts relating to FAM shall belong to FAM, and Affiliate has not and will not acquire any property of FAM and that Affiliate has not and will not acquire any proprietary or other rights or interests therein by reason of this Agreement.

11.  REPRESENTATIONS AND WARRANTIES.
     ------------------------------

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

     (a) FAM represents and warrants to Affiliate that (i) The Family Channel is a division of International Family Entertainment, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) FAM has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; and (iii) FAM is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder.

     (b) Affiliate represents and warrants to FAM that (i) Affiliate is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) Affiliate has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) Affiliate is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; and (iv) Affiliate is authorized to act on behalf of each Cable Television System.

12.  [*]

13.  INDEMNITY AND DISCLAIMERS.
     -------------------------

     (a) Affiliate and FAM shall each indemnify and forever hold harmless the other, the other's affiliate companies and their respective officers, directors, employees and agents from all liabilities, claims, costs, damages and expenses (including, without limitation, reasonable counsel fees) arising out of any breach of any representation contained in or any of its obligations pursuant to this Agreement.

     (b) FAM will indemnify Affiliate from and against any and all claims, liabilities, costs and expenses arising out of the distribution, pursuant to this Agreement, of the FAM Service to the extent that such claims, damages, liabilities, costs and expenses are: (i) based upon alleged libel, slander, defamation, invasion of the right of privacy, or violation or infringement of copyright or literary or dramatic rights arising out of the content of the FAM Service (except for alleged violation of music performance rights as covered below);
(ii) based upon the distribution of programs as furnished by FAM without any deletions by Affiliate except as required by FAM; and (iii) not based upon any material added by Affiliate to such programs (as to which deletions and added material Affiliate shall, to the like extent, indemnify FAM, all network advertisers, if any, on such programs, and the advertising agencies of such advertisers). The foregoing notwithstanding, FAM shall indemnify Affiliate as to music performance rights for any alleged performance form FAM to the headend, but FAM shall not be obligated to indemnify Affiliate with regard to any claims based upon the failure to obtain any musical performance license related to the distribution of the FAM Service from headend to Subscriber, provided that FAM shall use its diligent efforts to obtain a single license fee for transmission of the FAM Service to Affiliate's Systems for distribution to Affiliate's Subscribers of copyrighted musical work. FAM makes no warranty that the music contained in its Service may be performed without a music performance license.

     (c) Each party shall so indemnify the other only if such other party gives the indemnifying party prompt notice of any claim or litigation to which its indemnity applies; it being agreed that the indemnifying party shall have the right to assume the defense of any or all claims or litigation to which its indemnity applies and that the indemnified party will cooperate fully with the indemnifying party in such defense and in the settlement of such claim or litigation. In the event the indemnitor elects to assume the defense of any such claim or litigation, the indemnitor's obligations with respect thereto shall be limited to holding the indemnified party harmless from and against any loss or damage or costs caused by or arising out of any judgment or any settlement approved by the indemnitor in connection with any such claim or litigation. If the indemnitor does not assume the defense of any such claim or litigation, any settlement thereof which might affect the indemnitor's rights shall be subject to the indemnitor's prior approval, which approval shall not be unreasonably withheld.

     (d) Except as herein provided to the contrary, neither Affiliate nor FMA shall have any rights against the other party hereto for claims by third persons or for the nonoperation of facilities or the nonfurnishing of the FAM Service if such nonoperation or nonfurnishing is due to Acts of God, inevitable accident, fire, lockout, strike or other labor dispute, riot or civil commotion, act of government or government instrumentality (whether federal, state or local), illness or incapacity of any important performer, failure in whole or in part of transmission facilities (including, but not limited to production, satellite transmissions, "uplinking," "downlinking," or other distribution) or other cause beyond such party's reasonable control. If the FAM

Service is not delivered as a result of any of the above-referenced causes, the Service Fees, pursuant to Paragraph 5(d), shall be suspended during such time, in the same manner as provided in Paragraph 5d, Affiliate may terminate the Agreement if the interruption exceeds ninety (90) days, provided that Affiliate shall have first used its reasonable efforts to cure such interruption if such cure is an obligation of Affiliate under another provision of this Agreement.

14.  CONFIDENTIALITY.
     ---------------

     (a) Neither Affiliate nor FAM shall disclose to any third party (other than its respective employees, in their capacity as such), any information, including any press releases, with respect to the terms and provisions of this Agreement, and FAM shall not disclose any information obtained in any inspection and/or audit of Affiliate's books and records, except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (ii) as part of its normal reporting or review procedure to its parent company, its auditors, appraisers, and attorneys agree to be bound by the provisions of this Section; (iii) in order to enforce its rights pursuant to this Agreement; (iv) to investment banks, and financial institutions (provided such investment bank and financial institutions agree to be bound by this confidentiality provision) and (v) if mutually agreed by Affiliate and FAM in advance in writing.

     (b) FAM shall comply with all provisions of the Cable Communications Policy Act of 1984 as it relates to FAM including without limitation the prohibition against disclosure to a third party of certain information regarding cable subscribers, to the extent such prohibition is a requirement of the version of the Cable Act which is then in effect.

15.  TERMINATION.
     -----------

     In the event of any material breach or default hereof by either party to this Agreement, then the non-breaching and/or non-defaulting party may terminate this Agreement upon sixty (60) days' written notice to the other party if such other party defaults in the performance of any material obligation of such other party hereunder (which default shall be specified in such notice) and such default is not cured within such sixty (60) day period.

16.  NOTICE.
     ------

     All notices and communications given hereunder shall, unless otherwise specifically provided, be in writing by personal delivery to the President of Affiliate, and to the President of FAM or by certified mail, telegram, or Telex or Facsimile at the following addresses of Affiliate and FAM, unless either party at any time or times designates another address for itself by notifying the other party thereof by certified mail, in which case all notices to such party shall thereafter be given at its most recently so designated address. Notice shall be deemed given seven (7) days after mailing.

          If to Affiliate:    Satellite Services, Inc.
                              Regency Plaza One
                              4643 South Ulster Street
                              Denver, Colorado 80237
                              Copy to: Legal Department

          If to FAM:          The Family Channel
                              P.O. Box 1155
                              Norfolk, VA 23501

                              Attn: President
                              Copy to:   Office of General Counsel
                                         The Family Channel
                                         World Outreach Support Center
                                         CBN Center
                                         Virginia Beach, VA 23463

17.  GENERAL.
     -------

     (a)  Entire Agreement: This Agreement together with the Exhibits and
          ----------------
schedules attached hereto and incorporated by reference herein contains the entire understanding of the parties hereto relating to the subject matter hereof and can be amended, modified or terminated only by a writing signed by both parties. Any waiver must be in writing and signed by the party whose rights are being waived and no waiver by either Affiliate or FAM of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement.

     (b)  Governing Law: The obligations of Affiliate under this Agreement are
          -------------
subject to all applicable federal, state and local laws, rules and regulations (including but not limited to the Cable Communications Policy Act of 1984 as amended from time to time, the Communications Act of 1934 as amended and the rules and regulations of the Federal Communications Commission) and this Agreement and all matters or issues collateral hereto shall be governed by the laws of the State of Virginia applicable to contracts performed entirely therein.

     (c)  Relationship of Parties:  Neither Affiliate nor FAM shall be or hold
          -----------------------
itself out as the agent of the other under this Agreement. None of Affiliate's Subscribers shall be deemed to have any privity of contract or direct contractual or other relationship with FAM by virtue of this Agreement or FAM's delivery of the FAM Service to Affiliate hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners of joint venturers as between Affiliate and FAM by virtue of this Agreement, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationships with the other. FAM disclaims any present or future right, interest or estate in or to the transmission facilities of Affiliates or the parent, subsidiaries, partnerships or joint ventures controlling the Cable Television System on which the programming signals delivered by Affiliate are transmitted, such disclaimer being to acknowledge that neither Affiliate nor the transmission facilities of the Cable Television Systems (and the owners thereof) are common carriers. FAM agrees that, except as otherwise provided herein, Affiliate has and will continue to have complete authority and power to control and to designate the channel or channels over which such programming is to be carried by Affiliate in any market in accordance with the terms of this Agreement.

     (d)  Assignment: This Agreement including both its obligations and benefits
          ----------
shall pass to and be binding on the respective transferees and successors of the parties, except that neither this Agreement nor either party's rights or obligations hereunder with respect to any Cable Television System shall be assigned or transferred by either party without the prior written consent of the other party, and that in no event shall the per subscriber rates set forth in this Agreement be assignable or transferable. Notwithstanding the foregoing, no consent shall be required if either party shall assign this Agreement to any entity controlled by or affiliated with it, or which acquires substantially all of its assets.

     (e)  Headings: The headings and captions of the sections of this Agreement
          --------
are for convenience only and shall not in any way affect the interpretation of this Agreement.

     (f)  Severability: If any provision of this Agreement or the application
          ------------
thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, shall not be affect thereby; provided, however, that both parties shall negotiate in good faith with respect to an equitable modification of the provisions, or applications thereof, held to be invalid. In the event that volume discounts or differentiated rates are declared null and void by

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

legislative enactment and Affiliate is required to pay a higher effective rate as a result or if any other legislation is enacted which materially deprives Affiliate of the overall economic benefits of this Agreement, if the parties fail to reach an Agreement within 90 days after good faith negotiations with respect to an equitable modification of this Agreement, Affiliate may terminate this Agreement subject to the provisions of Paragraph 4(a).

     (g) All rights not specifically and expressly granted Affiliate herein are reserved by FAM.

     (h) [*] In the event Affiliate cancels this Agreement or terminates carriage of the FAM Service in any System, provided FAM receives ninety (90) days prior written notice of such fact [*]

     (i) This Agreement shall become effective upon the date of the Closing of the IFE Subscription and Shareholder Agreement dated as of December 11, 1989, by and among M.G. Robertson, Timothy B. Robertson, Christian Broadcasting Network, Inc., TCI Development Corporation, Tele-Communications, Inc. and International Family Entertainment, Inc. In the event the IFE Subscription and Shareholder Agreement does not close on or before January 31, 1990, this Agreement shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SATELLITE SERVICES, INC.                 THE FAMILY CHANNEL


NAME   /s/ John Malone                   BY:   /s/ Timothy B. Robertson
     -------------------------               --------------------------
                                                   Timothy B. Robertson
TITLE  President                                   President
       ---------

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT A
                               TO FAMILY CHANNEL
                             AFFILIATION AGREEMENT

SYSTEM QUALIFICATIONS
---------------------

1. Affiliate represents and warrants the following regarding each System listed in Appendix I hereof:

     a. that Tele-Communications, Inc. ("TCI") or a corporation, partnership, or joint venture in which TCI owns, directly or indirectly, at least a [*] equity interest, [*] or that TCI, directly or indirectly, owns a [*] equity interest in such System or has an interest in or obligation of such System under which TCI has the right to convert into or acquire at least the required interest. An "indirect" ownership is an interest resulting from ownership through any number of subsidiaries. The following are examples:

          (i) A System is [*] owned by a subsidiary of TCI, [*] of the outstanding capital stock of which subsidiary is owned by a wholly-owned subsidiary of TCI; or

          (ii) A System is [*] owned by a corporation or by a joint venture or partnership, in which a wholly-owned subsidiary of TCI owns at least [*] of the outstanding capital stock of such corporation or: if a general or limited partnership or a joint venture, a direct or indirect wholly-owned subsidiary of TCI is a partner which owns at least [*] of the outstanding partnership or joint venture interests.

     b. that Affiliate has been authorized, pursuant to a valid written agreement in full force and effect to make and execute decisions on behalf of each such System with respect to the Service, including but not limited to billing and collection of fees, and Affiliate continues to exercise such authority with respect to matters affecting the distribution of the Service by such System;

     c. that a valid franchise is in effect through the term of this Agreement or franchisee has held a valid cable television franchise and continues to operate in the franchise area under a claim of right or it is otherwise lawfully operating or franchisee has held a valid cable franchise and is continuing to operate while diligently pursuing, in good faith, its available judicial remedies. For the above purposes, in the event franchise expires before the end of the term of the Agreement, such franchise shall be deemed valid for so long as franchisee is negotiating in good faith with the franchising authority for the franchise renewal.

     d. TCI is not sub-distributing and will not in the future sub-distribute, nor does it claim to be authorized to sub-distribute, the Service throughout any cable television System which does not satisfy the requirements set forth above.

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

2.   [*]
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